UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2025
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SPYRE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	SYRE	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 29, 2025, Spyre Therapeutics, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). The proposals considered at the Annual Meeting are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2025. The final voting results were as follows:
Proposal No. 1
The Company’s stockholders elected three Class III directors, Peter Harwin, Michael Henderson, and Sandra Milligan, each to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Peter Harwin	38,196,060	7,977,323	3,120,432
Michael Henderson, M.D.	45,441,918	731,465	3,120,432
Sandra Milligan, M.D., J.D.	37,612,795	8,560,588	3,120,432
Proposal No. 2
The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
42,930,720	3,144,040	98,623	3,120,432
Proposal No. 3
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
49,227,863	57,123	8,829	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYRE THERAPEUTICS, INC.

Date:	June 2, 2025	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer